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                                                                     EXHIBIT 4.1

                               SANMINA CORPORATION

                        AMENDED 1990 INCENTIVE STOCK PLAN

                              As amended effective

                                December 15, 1994

        1. Purposes of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees and Consultants of Sanmina Corporation, a Delaware corporation (the "Company") and its subsidiaries and to promote the success of the Company's business.

        Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Administrator and as reflected in the terms of the written option agreement. The Administrator also has the discretion to grant Stock Purchase Rights. The Plan also provides for automatic grant of nonstatutory stock option to Outside Directors.

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Administrator" means the Board or any of its Committees as shall be administrating the Plan, in accordance with Section 4 of the Plan.

                (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

                (c) "Board" shall mean the Board of Directors of the Company.

                (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (e) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

                (f) "Common Stock" shall mean the Common Stock of the Company.

                (g) "Company" shall mean Sanmina Corporation, a Delaware corporation.

                (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that for purposes of eligibility for new Options and Stock Purchase Rights, the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                (i) "Continuous Status as an Employee, Consultant or Outside Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence




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approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                (j) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                (l) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

                (m) "Option" shall mean a stock option granted pursuant to the Plan.

                (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

                (o) "Optionee" shall mean an Employee, Consultant or Outside Director who receives an Option.

                (p) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee or Consultant.

                (q) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                (r)     "Plan" shall mean this Amended 1990 Incentive Stock
Plan.

                (s) "Purchaser" shall mean any person who has purchased Shares pursuant to an Option or who has purchased, or has the right to purchase, Shares pursuant to a Stock Purchase Right under the Plan.

                (t) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                (u) "Stock Purchase Right" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

                (v) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares issuable under the Plan is 9,100,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

                If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under




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the Plan. To the extent allowable under applicable law and regulations, Shares issued under the Plan and later repurchased by the Company shall become available for future grant or sale under the Plan.

        4.      Administration of the Plan.

                (a)     Composition of Administrator.

                        (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan ("Rule 16b-3") and by the legal requirements relating to the administration of incentive stock option plans, if any, of relevant state corporate and securities laws and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different bodies with respect to Directors who are Employees, Outside Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                        (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

                        (iii) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws. The Board or Committee may authorize the Chief Executive Officer of the Company to grant Options to newly-hired employees other than officers and directors to purchase up to 10,000 Shares (subject to adjustment as provided in Section 12) per Optionee (less the number of Shares covered by any Options previously granted to such Optionee during the preceding 12 months) and to fix the terms of such Options within the limitations imposed by this Plan, the form of option agreement approved by the Committee, and by the authorizing resolutions.




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                (b)     Powers of the Administrator. Subject to the provisions
of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options and Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right;
(v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Administrator; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.

        5.      Eligibility.

                (a) Options may be granted to Employees, Consultants and Outside Directors, provided that (i) Incentive Stock Options may only be granted to Employees and (ii) Options may only be granted to Outside Directors in accordance with the provisions of Section 5(b) hereof. Subject to Section 5(b) with respect to Outside Directors, an Employee, Consultant or Outside Director who has been granted an Option may, if such Employee, Consultant or Outside Director is otherwise eligible, be granted additional Option(s).

                (b) The provisions set forth in this Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                        (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

                        (ii) A person who is first elected as an Outside Director shall, upon election, automatically receive an option to purchase 15,000 shares (the "Initial Option") of Common Stock. Commencing in 1993, on the first business day of October of every year during the life of this Plan, each person who is then an Outside Director will automatically receive an Option to purchase 5,000 shares of Common Stock (the "Annual Option").




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                        (iii)   The terms of an Option granted pursuant to this
Section 5(b) shall be as follows:

                                (A)     the term of the Option shall be ten (10)
years;

                                (B)     except as provided in Section 10 of this
Plan, the Option shall be exercisable only while the Outside Director remains a director of the Company;

                                (C)     the exercise price per share of Common
Stock shall be 100% of the fair market value on the date of grant of the Option;

                                (D)     the Initial Option shall become
exercisable in installments cumulatively with respect to one thirty-sixth (1/36) of the Optioned Stock on the last day of the calendar month that includes the date of grant and as to an additional one thirty-sixth (1/36th) of the Optioned Stock on the last day of each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Initial Option be exercisable prior to obtaining stockholder approval of the Plan.

                                (E)     the Annual Option shall become
exercisable in installments cumulatively with respect to one forty-eighth (1/48th) of the Optioned Stock on the last day of the calendar month that includes the date of grant and as to an additional one forty-eighth (1/48th) of the Optioned Stock on the last day of each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant; provided, however, that in no event shall any Annual Option be exercisable prior to obtaining stockholder approval of the Plan.

                (c) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

                (d) For purposes of Section 5(c), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                (e) The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of employment or consulting relationship to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or relationship at any time, with or without cause.

                (f) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

                        (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 200,000 Shares.




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                        (ii)    The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 12.

                        (iii) If an Option or Stock Purchase Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option or Stock Purchase Right will be counted against the limit set forth in Section 5(f)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

        6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 14 of the Plan.

        7. Term of Option. The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement or Nonstatutory Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement.

        8.      Exercise Price and Consideration.

                (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Administrator, but shall be subject to the following:

                        (i)     In the case of an Incentive Stock Option

                                (A)     granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                                (B)     granted to any Employee, the exercise
price shall be no less than 100% of the fair market value per Share on the date of grant.

                        (ii) In the case of a Nonstatutory Stock Option or a Stock Purchase Right granted to any person, the per Share exercise price shall be 100% of the fair market value per Share on the date of grant.

                For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.




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                (b)     The fair market value shall be determined by the
Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share of Common Stock if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option or Stock Purchase Right, as reported in The Wall Street Journal.

                (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Administrator and may consist entirely of cash, check, promissory note, other shares of Common Stock which (i) either have been owned by the Optionee or Purchaser for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised or purchased, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

        9.      Exercise of Option.

                (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                        An Option may not be exercised for a fraction of a Share.

                        An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate




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accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                        Except as provided in Section 3 of the Plan, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (b) Termination of Status as an Employee, Consultant or Outside Director. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of such his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                (d)     Death of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of the death of an Optionee:

                        (i) during the term of the Option who is at the time of his or her death an Employee, Consultant or Outside Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee, Consultant or Outside Director twelve (12) months after the date of death; or




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                        (ii)    within thirty (30) days (or such other period of
time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee, Consultant or Outside Director, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        10.     Stock Purchase Rights.

                (a) Rights to Purchase. After the Administrator determines that it will offer an Employee or Consultant a Stock Purchase Right, it shall advise the offeree in writing the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by Administrator.

                (b) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Administrator may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase. Such withholding may be accomplished by the withholding Shares having an aggregate fair market value at least equal to the amount required to be held.

                (c) Purchase Agreement and Repurchase Option. Unless the Administrator determines otherwise, and subject to this Plan, a Restricted Stock Purchase Agreement shall govern the purchase of Shares pursuant to a Stock Purchase Right and shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the original purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Administration may determine.

                (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administration.

                (e) Rights as a Stockholder. A Stock Purchase Right shall be deemed to have been exercised when full payment for the Shares to be purchased thereunder has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of a Stock Purchase Right. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Stock Purchase Right. No adjustment will be made for a dividend or other right for




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which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

                (f) Shares Available Under the Plan. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right provisions, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to Section 10(c) hereof shall be available for reissuance under the Plan.

        11. Non-Transferability of Options and Stock Purchase Rights. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Stock Purchase Rights are not transferrable.

        12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan pursuant to Section 3, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any of the increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of




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Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee, Consultant or Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

        14.     Amendment and Termination of the Plan.

                (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

                (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 of the Exchange Act or with Section 422 of the Code (or any successor statute or rule or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

        15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Rights unless the exercise of such Option or Stock Purchase Rights and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                As a condition to the exercise of an Option or Stock Purchase Rights, the Company may require the person exercising such Option or Stock Purchase Rights to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17. Option Agreements. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.

        18.     Stockholder Approval.

                (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

                (b) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                (c) If any required approval by the stockholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 18(b) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                        (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                        (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

                        INCENTIVE STOCK OPTION AGREEMENT

        Sanmina Corporation, a Delaware corporation (the "Company"), hereby grants to _________ (the "Optionee") an Option to purchase a total of __________ Shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Amended 1990 Incentive Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

        1. Nature of the Option. If Optionee is an Employee of the Company, this Option is intended to qualify as an Incentive Stock Option. If Optionee is a Consultant of the Company, this Option is a Nonstatutory Stock Option and is not intended to qualify for any special tax benefits to the Optionee.

        2. Exercise Price. The exercise price is $________ each share of Common Stock, which price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary corporations immediately before this Option is granted, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant as determined by the Board.

        3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

                (i)     Right to Exercise

                        (a) Subject to Subsections 3(i)(b), (c), (d), (e) and (f) below, TWELVE SIXTIETHS (12/60) of the total number of shares subject to this Option shall be exercisable one year following [DATE OF GRANT] and an additional one sixtieth (1/60) of the total number of shares subject to this option shall become exercisable at the end of each full month thereafter, until all of such shares are exercisable. In no event shall this Option provide for vesting at a rate of less than 20% per year over five years from the date of grant of this Option.

                        (b) Notwithstanding the foregoing, in the event of any merger, reorganization or consolidation involving the Company or any sale of substantially all of the Company's assets in which the shareholders of the Company immediately prior to such transaction own immediately after such transaction less than 50% of the outstanding voting securities of the surviving entity in such transaction (or its parent), all shares subject to this Option which have not previously become exercisable shall become exercisable on the effective date of such transaction.

                        (c) This Option may not be exercised for a fraction of a Share.

                        (d) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsections 3(i)(e) and (f).

                        (e) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

                        (f) If this Option is intended to qualify as an Incentive Stock Option, in no event may this Option become exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

                (ii) Method of Exercise. This Option shall be exercisable by written notice in the form attached as Exhibit A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

                No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        4.      Investment Representations; Restrictions on Transfer.

                (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

                        (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

                        (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                        (c) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

                        (d) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii).

                In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

                (ii) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

        5. Method of Payment. Payment of the purchase price shall be made by cash or check.

        6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        7. Termination of Status as an Employee or Consultant. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

        8.      Disability of Optionee. Notwithstanding the provisions of
Section 7 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

        9.      Death of Optionee. In the event of the death of Optionee:

                (i) during the term of this Option while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitations contained in Section 3(i)(e) above; or

                (ii) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

        10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        11. Term of Option. Notwithstanding Section 9, this Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

        12. Early Disposition of Stock. If Optionee is an Employee, Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred. Any gain recognized on such a premature sale of the Shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain.

        13. Taxation Upon Exercise of Option. If Optionee is a Consultant, Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

        14. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT: [DATE OF GRANT]

                                        SANMINA CORPORATION


                                        By:
                                           -------------------------------------
                                           JURE SOLA, CHAIRMAN AND C.E.O.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: ________________, 1998

                                        ----------------------------------------
                                        [NAME]

                                        Residence Address:

                                        ----------------------------------------

                                        ----------------------------------------